UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 1, 2008
Rex Energy Corporation (Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300, State College, Pennsylvania 16801
(Address of Principal Executive Office and Zip Code)

(814) 278-7267
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On August 1, 2008, Rex Energy Operating Corp. (“Rex Operating”), a wholly-owned subsidiary of Rex Energy Corporation (the “Company”), entered into a new employment agreement with William L. Ottaviani, the Company’s Executive Vice President and Chief Operating Officer.  The employment agreement supersedes and replaces an employment agreement between Rex Operating and Mr. Ottaviani effective on September 4, 2007.

The employment agreement will continue in effect until the earlier of (i) the third anniversary of the effective date of the employment agreement, (ii) termination based on death or disability of Mr. Ottaviani, (iii) termination by Rex Operating of Mr. Ottaviani’s employment or (iv) the voluntary termination of employment by Mr. Ottaviani.  If Mr. Ottaviani is employed by the Company on the third anniversary of the effective date of the employment agreement, the employment agreement will be automatically extended for an additional year, and for successive one-year periods thereafter, unless either party provides 60 days advanced written notice that such party does not intend to extend the then current term.

The employment agreement provides that Mr. Ottaviani will receive an initial annual base salary of $195,000, which may be increased but not decreased during the period of his employment, and that he is eligible to receive an annual bonus under the Company’s annual incentive plan.  Under the agreement, subject to an assessment of Mr. Ottaviani’s performance and individual levels of achievement by the Company’s Chief Executive Officer and subject further to the approval of the Compensation Committee of the Company’s Board of Directors, Mr. Ottaviani is also eligible to receive equity-based compensation awards and performance awards on substantially similar terms and conditions no less favorable than awards made to other senior executive officers of the Company.

The employment agreement provides that Rex Operating will pay severance benefits to Mr. Ottaviani if  (i) his employment is involuntarily terminated without cause, (ii) he elects to terminate his employment with good reason (as described below), or, (iii) if his employment is terminated in connection with a change in control (as defined below).  In each such instance, and subject to the terms of the employment agreement, Rex Operating will pay to Mr. Ottaviani the following:

•
A lump sum in cash equal to the sum of his base salary through the date of termination, any compensation previously deferred by him (together with any accrued interest or earnings thereon) and any accrued vacation pay, to be paid within 30 days following the date of termination;

•	All vested benefits to which he is entitled under the terms of the employee benefit plans in which he is a participant on the date of such termination, payable when due under the terms of the plans;

•	A lump sum cash severance payment in an amount equal to his then annual base salary, to be paid within 60 days following the date of termination;

•
In the case his employment is involuntary terminated without cause or if he terminates his employment for good reason, a lump sum in cash equal to his annual bonus, if any, under the Company’s annual incentive plan for the fiscal year of the Company in which the date of termination occurs computed at the target rate as may be determined and approved by the Compensation Committee for the other Executive Vice Presidents of the Company, to be paid to the Executive at the time and in the manner in which annual bonuses are paid to the other executive officers of the Company under the annual incentive plan;

•
In the case his employment is terminated in connection with a change in control of the Company, the expected value of his annual bonus opportunity under the Company’s annual incentive plan for the fiscal year in which the date of termination occurs prorated to the date of termination, to be paid within 60 days following the date of termination;

•	A lump sum equal to the cost of the monthly basic life insurance premiums applicable to his basic life insurance coverage immediately prior to the date of termination for the period of one year; and

•	Certain perquisites, other than executive life insurance, being provided to the executive on the date of termination as further set forth in the employment agreement for the period of one year.

Under the employment agreement, “good reason” for termination of Mr. Ottaviani’s employment means the occurrence, without Mr. Ottaviani’s prior written consent, of any one or more of the following:

•
the assignment to the executive on a permanent basis of a material amount of duties which are inconsistent with the executive’s position, authorities, duties or other responsibilities as contemplated by the employment agreement; provided, however, that a change solely in office or title of the executive, by itself, does not automatically constitute good reason;

•	the relocation of the executive’s principal place of employment in State College, Pennsylvania to a location more than twenty five (25) miles from the principal place of employment; or

•	a material breach by Rex Operating of any material provision of the employment agreement.

If one or more changes in control of the Company occurs prior to the termination of the employment agreement, “good reason” also includes any one or more of the following:

•
Rex Operating, the Company or either of their successors reduces the executive’s base salary as in effect immediately before the occurrence of the first change in control or as the executive’s annual base salary may be increased from time to time after that occurrence;

•
Rex Operating, the Company or either of their successors reduces the executive’s annual bonus opportunity to an amount less than the annual bonus opportunity afforded the executive under the Company’s annual incentive plan as in effect immediately before the occurrence of the first change in control of the Company;

•
Rex Operating, the Company or either of their successors fails to (i) continue in effect any bonus, incentive, profit sharing, performance, savings, retirement or pension policy, plan, program or arrangement in which the executive was a participant immediately before the occurrence of the first change in control of the Company, unless an equitable and reasonably comparable arrangement (embodied in a substitute or alternative benefit or plan) shall have been made with respect to such benefit plans promptly following the occurrence of the last change in control of the Company, or (ii) continue the executive’s participation in any such benefit plan (or any substitute or alternative plan) on substantially the same basis, both in terms of the amount of benefits provided to the executive and the level of the executive’s participation relative to other participants, as existed immediately before the occurrence of the first change in control of the Company;

•
Rex Operating, the Company or either of their successors fails to continue to provide the executive with benefits substantially similar to those enjoyed by the executive under any of the Company’s or Rex Operating’s other executive benefit plans, policies, programs and arrangements in which the executive was a participant immediately before the occurrence of the first change in control of the Company;

•
Rex Operating, the Company or either of their successors takes any action that would directly or indirectly materially reduce any other non-contractual benefits that were provided to the executive by the Company immediately before the occurrence of the first change in control of the Company or deprive the executive of any material fringe benefit enjoyed by the executive immediately before the occurrence of the first change in control of the Company;

•
Rex Operating, the Company or either of their successors fails to provide the executive with the number of paid vacation days to which the executive was entitled in accordance with Rex Operating’s vacation policy in effect immediately before the occurrence of the first change in control of the Company;

•
Rex Operating, the Company or either of their successors requires the executive to perform a majority of his duties outside the executive’s principal office for a period of more than 21 consecutive days or for more than 90 days in any calendar year;

•
Rex Operating, the Company or either of their successors fails to honor any provision of any agreement the executive has or may in the future have with Rex Operating or fails to honor any provision of the employment agreement;

•
Rex Operating, the Company or either of their successors gives effective notice of an election to terminate at the end of the term or the extended term of the employment agreement the executive has or may in the future have with Rex Operating, the Company or the successor in accordance with the terms of any such agreement; or

•
Rex Operating, the Company or either of their successors purports to terminate the executive’s employment by Rex Operating unless notice of that termination shall have been given to the executive pursuant the terms and conditions of the employment agreement.

The employment agreement provides that Rex Operating has 30 days from the date on which Rex Operating receives Mr. Ottaviani’s notice of termination for good reason to remedy any such occurrence otherwise constituting good reason.

Under the employment agreement, a termination “in connection with a change of control” is defined as the termination of Mr. Ottaviani’s employment by Rex Operating or its successor for any reason other than for cause, death or disability upon, in connection with, or within 180 days following a “change in control” of the Company. The employment agreement defines a “change in control” as:

•
The Company’s board of directors is no longer comprised of a majority of incumbent directors, who are defined as directors who were directors on the effective date of the agreements and any successor to an incumbent director whose election, or nomination for election by the Company’s stockholders, was approved by the affirmative vote of at least two-thirds of the incumbent directors then on the board of directors; or

•
The Company is reorganized, merged or consolidated or the Company or any of its subsidiaries is sold, or all or substantially all of the Company’s assets are disposed of, unless (1) all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding common stock immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the then outstanding shares of the Company’s common stock of the corporation resulting from such transaction in substantially the same proportions as their ownership immediately prior to such transaction of the Company’s outstanding common stock, (2) an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such transaction, except to the extent that such ownership existed prior to such transaction, and (3) at least a majority of the members of the board of directors of the corporation resulting from such transaction were incumbent directors of the Company’s board of directors at the time of the execution of the initial agreement, or of the action of the Company’s board of directors, providing for such transaction; or

•
Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) acquires beneficial ownership of 30% or more of the then outstanding shares of the Company’s common stock, except for (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of the immediately preceding paragraph.

The employment agreement also (i) prohibits Mr. Ottaviani from disclosing the Company’s confidential information, (ii) prohibits Mr. Ottaviani from soliciting any customer or potential customer of Rex Operating, the Company or its affiliates for a period of one year following the date of his termination of employment with Rex Operating, (iii) prohibits Mr. Ottaviani from soliciting the employment or services of any person known to be employed by or known consultant to Rex Operating, the Company or its subsidiaries for a period of one year following the date of his termination of employment with Rex Operating, and (iv) subject to certain exceptions as further set forth in the employment agreement, restricts Mr. Ottaviani from engaging in any practice or business in competition with Rex Operating, the Company, or its affiliates for a period of one year following the date of his termination of employment with Rex Operating.

The foregoing is qualified by reference to Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Exhibit Title
10.1	Employment Agreement by and between William L. Ottaviani and Rex Energy Operating Corp. dated August 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

	By:	/s/ Christopher K. Hulburt
Christopher K. Hulburt
Executive Vice President, Secretary and General Counsel

Date: August 7, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Employment Agreement by and between William L. Ottaviani and Rex Energy Operating Corp. dated August 1, 2008.